Exhibit 99.1

TRANSACTIONS IN THE ISSUER’S SECURITIES DURING THE LAST 60 DAYS

During the last 60 days, the Reporting Person has sold an aggregate 30,000 shares of the Issuer’s Common Stock pursuant to a Rule 10b5-1 trading plan previously adopted by the Reporting Person, as follows:

Transaction Date	Number of Shares Sold	Transaction Price
December 10, 2018	300	$5.0567	(1)
December 11, 2018	200	$5.00
December 26, 2018	990	$5.00
December 27, 2018	2	$5.00
December 28, 2018	10,708	$5.0109	(2)
December 31, 2018	2,800	$5.0088	(3)
January 9, 2019	5,200	$5.5096	(4)
January 10, 2019	5,800	$5.3555	(5)
January 11, 2019	4,000	$5.3981	(6)

(1)	The price reported is a weighted average price. These shares were sold in multiple transactions at prices ranging from $5.03 to $5.10, inclusive. The Reporting Person undertakes to provide to Rimini Street, Inc., any security holder of Rimini Street, Inc., or the staff of the Securities and Exchange Commission, upon written request, full information regarding the number of shares sold at each separate price within the ranges set forth in this footnote 1 to this Item 5(c).

(2)	The price reported is a weighted average price. These shares were sold in multiple transactions at prices ranging from $5.00 to $5.05, inclusive. The Reporting Person undertakes to provide to Rimini Street, Inc., any security holder of Rimini Street, Inc., or the staff of the Securities and Exchange Commission, upon written request, full information regarding the number of shares sold at each separate price within the ranges set forth in this footnote 2 to this Item 5(c).

(3)	The price reported is a weighted average price. These shares were sold in multiple transactions at prices ranging from $5.00 to $5.021, inclusive. The Reporting Person undertakes to provide to Rimini Street, Inc., any security holder of Rimini Street, Inc., or the staff of the Securities and Exchange Commission, upon written request, full information regarding the number of shares sold at each separate price within the ranges set forth in this footnote 3 to this Item 5(c).

(4)	The price reported is a weighted average price. These shares were sold in multiple transactions at prices ranging from $5.34 to $5.72, inclusive. The Reporting Person undertakes to provide to Rimini Street, Inc., any security holder of Rimini Street, Inc., or the staff of the Securities and Exchange Commission, upon written request, full information regarding the number of shares sold at each separate price within the ranges set forth in this footnote 4 to this Item 5(c).

(5)	The price reported is a weighted average price. These shares were sold in multiple transactions at prices ranging from $5.26 to $5.4499, inclusive. The Reporting Person undertakes to provide to Rimini Street, Inc., any security holder of Rimini Street, Inc., or the staff of the Securities and Exchange Commission, upon written request, full information regarding the number of shares sold at each separate price within the ranges set forth in this footnote 5 to this Item 5(c).

(6)	The price reported is a weighted average price. These shares were sold in multiple transactions at prices ranging from $5.1254 to $5.5868, inclusive. The Reporting Person undertakes to provide to Rimini Street, Inc., any security holder of Rimini Street, Inc., or the staff of the Securities and Exchange Commission, upon written request, full information regarding the number of shares sold at each separate price within the ranges set forth in this footnote 6 to this Item 5(c).